UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
______________________

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 11, 2020
 ______________________
HOLOGIC, INC.
(Exact Name of Registrant as Specified in Its Charter)
______________________
Delaware
(State or Other Jurisdiction of Incorporation)

1-36214	04-2902449
(Commission File Number)	(I.R.S. Employer Identification No.)

250 Campus Drive,
Marlborough,
MA	01752
(Address of Principal Executive Offices)	(Zip Code)

(508) 263-2900
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
 ______________________
Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	HOLX	The NASDAQ Stock Market LLC
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

The financial outlook for Hologic, Inc. (“Hologic” or the “Company”) for the current, fiscal fourth quarter has improved since July 29, 2020, when the Company reported its third quarter financial results and provided financial guidance for the fourth quarter.

Since then, the Company’s Diagnostics business has continued to increase supply chain capacity, enabling revenue to significantly outperform based on increased production and strong sales of COVID-19 tests, Panther® instruments and related products. In addition, the Company’s Breast and Skeletal business, as well as its Surgical division, have performed slightly better than expected.

As a result, with more than 80% of its current, fiscal fourth quarter now complete, the Company now forecasts that total revenues in the fourth quarter will increase between 54% and 60% (compared to the prior year period and in constant currency). These percentage increases, which exclude revenue from the divested Cynosure Medical Aesthetics business in the prior year period, correspond to reported revenue of between $1.225 billion and $1.275 billion this quarter. This increased revenue is also expected to drive earnings per share (EPS) significantly above the Company’s prior guidance.

Hologic is providing these updates in advance of the Company’s participation next week in two virtual investor conferences hosted by Morgan Stanley and J.P. Morgan, respectively. The Company’s presentations at these conferences will be webcast live and will be available on the Company’s investor relations page at: http://investors.hologic.com/events-and-presentations/default.aspx.

Cautionary Note Regarding Forward-Looking Statements. The information in this Form 8-K contains forward-looking statements that involve certain risks and uncertainties which could cause actual results to differ materially from those expressed or implied by these statements. Such risks and uncertainties include the ability of the Company’s divisions to continue their current rates of recovery, demand for the Company’s COVID-19 tests, and the ability to manufacture the tests as well as additional Panther systems to meet demand. The Company does not undertake to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 11, 2020	HOLOGIC, INC.

	By:	/s/ Karleen M. Oberton
Karleen M. Oberton Chief Financial Officer